SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

July 21, 2004

Halliburton Company
(Exact name of registrant as specified in its charter)

State or other Jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

Delaware	1-3492	No. 75-2677995

1401 McKinney, Suite 2400
Houston, Texas 77010
(Address of principal executive offices)

Registrant's telephone number,
including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events.

Halliburton announced that on July 16, 2004, the Honorable Judith K. Fitzgerald issued an order confirming the Chapter 11 Plan of Reorganization filed by DII Industries, Kellogg Brown & Root (KBR) and various other Halliburton subsidiaries to implement the companies’ proposed global asbestos and silica settlement.

After reviewing the confirmation order, the debtors filed a motion with the Bankruptcy Court requesting clarification of certain provisions in the confirmation order. On July 21, 2004, in response to the debtors' motion, the Bankruptcy Court agreed that clarification concerning the points raised by the debtors was appropriate and announced that it would clarify its confirmation order.  The clarifications that the Bankruptcy Court approved make it clear that the debtors, Halliburton and the other Halliburton affiliates, will receive the scope of relief that was requested in the debtors' plan of reorganization in relation to asbestos and silica claims.  The Bankruptcy Court also announced that it would transmit its amended and clarified order to the United States District Court for affirmation as required by bankruptcy law.  Entry of the confirmation order is a major step towards a resolution of the silica and asbestos liabilities.

The next steps for the plan of reorganization are the finalization of the settlement agreements with the insurance companies and affirmation of the confirmation order by the United States District Court, followed by a 30-day period for appeals, if any, to the Third Circuit Court of Appeals.  Until the settlement agreements with the insurance companies are finalized and approved by the Bankruptcy Court, Halliburton anticipates that the insurance companies will file appeals of the confirmation order to protect their appeal rights.  However, assuming the previously announced settlement agreements are finalized and receive Bankruptcy Court approval, Halliburton expects the insurance companies will withdraw their appeals and permit the plan of reorganization to be affirmed by the United States District Court without appeals by the insurance companies.

Item 9. Regulation FD Disclosure.

   On July 21, 2004 registrant issued a press release entitled “Halliburton Announces Court Confirms Prepackaged Plan of Reorganization of its DII Industries and Kellogg Brown & Root Subsidiaries.”

   The text of the press release is as follows:

Halliburton announces Court Confirms Prepackaged Plan of Reorganization of its DII Industries and Kellogg Brown & Root subsidiaries

HOUSTON, Texas – Halliburton (NYSE: HAL) announced that on Friday July 16, 2004, the Honorable Judith K. Fitzgerald issued an order confirming the Chapter 11 Plan of Reorganization filed by DII Industries, Kellogg Brown & Root (KBR) and various other Halliburton subsidiaries to implement the companies’ proposed global asbestos and silica settlement. DII Industries, KBR and other affected subsidiaries filed for a prepackaged Chapter 11 plan of reorganization on December 16, 2003, in Bankruptcy Court in Pittsburgh, Pennsylvania.

“This is positive news for Halliburton’s employees, customers and shareholders. I am pleased that we’re taking our final steps toward permanently resolving our asbestos liability,” said Dave Lesar, chairman, president and chief executive officer of Halliburton. “Now that DII Industries’ reorganization has been entered and we have a confirmation, the asbestos chapter in Halliburton’s history soon will be closed.”

After reviewing the confirmation order, the debtors filed a motion with the Bankruptcy Court on Monday requesting clarification of certain provisions in the confirmation order. Today, in response to the debtors' motion, the Bankruptcy Court agreed that clarification concerning the points raised by the debtors was appropriate and announced that it would clarify its confirmation order.  The clarifications that the Bankruptcy Court approved make it clear that the debtors, Halliburton and the other Halliburton affiliates, will receive the scope of relief that was requested in the debtors' plan of reorganization in relation to asbestos and silica claims.  The Bankruptcy Court also announced that it would transmit its amended and clarified order to the United States District Court for affirmation as required by bankruptcy law.  Entry of the confirmation order is a major step towards a resolution of the silica and asbestos liabilities.

The next key milestones for the plan of reorganization are the finalization of the settlement agreements with the insurance companies and affirmation of the confirmation order by the United States District Court, followed by a 30-day period for appeals, if any, to the Third Circuit Court of Appeals.  Until the settlement agreements with the insurance companies are finalized and approved by the Bankruptcy Court, Halliburton anticipates that the insurance companies will file appeals of the confirmation order to protect their appeal rights.  However, assuming the previously announced settlement agreements are finalized and receive Bankruptcy Court approval, Halliburton expects the insurance companies will withdraw their appeals and permit the plan of reorganization to be affirmed by the United States District Court without appeals by the insurance companies.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and potential adverse proceedings and findings by such agencies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K/A for the year ended December 31, 2003, Form 10-Q for the quarter ended March 31, 2004, and Form 8-K filed on July 19, 2004 for a more complete discussion of such risk factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 22, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary